      As filed with the Securities and Exchange Commission on June 23, 1995
                                            Registration Statement No. 33-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                               REXENE CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                    75-2104131
(State or other jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)

         5005 LBJ FREEWAY
     OCCIDENTAL TOWER, SUITE 500                     75244
          DALLAS, TEXAS                           (Zip  Code)
(Address of Principal Executive Offices)

                             -----------------------

                REXENE CORPORATION 1994 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)

                            ------------------------

    BERNARD J. MCNAMEE                                      Copy to:
 VICE PRESIDENT, SECRETARY                             PETER A. LODWICK
   AND GENERAL COUNSEL                                THOMPSON & KNIGHT,
   REXENE CORPORATION                             A PROFESSIONAL CORPORATION
     5005 LBJ FREEWAY                                 1700 PACIFIC AVENUE
  OCCIDENTAL TOWER, SUITE 500                             SUITE 3300
       DALLAS, TEXAS 75244                             DALLAS, TEXAS  75201
(Name and address of agent for service)                  (214) 969-1700

       (214) 450-9000
(Telephone number, including
area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

      Title of                                 Proposed          Proposed Maximum            Amount
     Securities             Amount             Maximum              Aggregate                  of
       to be                to be            Offering Price         Offering              Registration
     Registered          Registered(1)        per Share(2)           Price                    Fee
- ------------------------------------------------------------------------------------------------------------
     Common Stock,
     par value $.01
       per share         882,000 shares          $11.625           $10,253,250            $3,538
- ------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of the Common Shares on the New York Stock Exchange on June 16, 1995.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   PLAN INFORMATION.*

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

_____________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

     (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1994; and

     (3) The description of the Common Stock of the Registrant contained in the Registration Statement filed under Section 12 of the Securities Exchange Act of 1934 (Registration No. 1-9988), as filed with the Securities and Exchange Commission on August 14, 1992, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

STATUTORY PROVISIONS

     Section 102(b)(7) of the Delaware General Corporation Law enables a corporation to include in its certification of incorporation a provision eliminating or limiting the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty as a director. Such a provision does not have any effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, such a provision may not eliminate or limit the liability of a director for breaching his duty of loyalty to the corporation or its stockholders, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase, or executing any transaction from which the director obtained an improper personal benefit.

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. With respect to actions or suits by or in the right of the corporation, such indemnification is limited to expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit. To the extent that such directors or officers have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein a corporation is required to indemnify its directors and officers against expenses (including attorney's fees) actually and reasonably incurred by such officers and directors in connection therewith.

     Indemnification can be made by the corporation only upon a determination made in the manner prescribed by the statute that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the Delaware General Corporation Law. The indemnification provided by the Delaware General Corporation Law is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Unless otherwise provided when authorized or ratified, the indemnification provided by the Delaware General Corporation Law continues as to a person who has ceased to be a director, officer, employee or agent and insures to the benefit of the heirs, executors and administrators of such a person.

     A corporation also has the power to purchase and maintain insurance on behalf of any person covering any liability incurred by such person in his capacity as a director, officer, employee or agent of the corporation, or arising out of his status as such, whether or not the corporation has the power to indemnify him against such liability.

THE REGISTRANT'S CHARTER AND BYLAW PROVISIONS

     Article VI, Section 6.1 of the Registrant's Amended and Restated Bylaws provides that the Registrant shall indemnify all directors and officers of the Company to the fullest extent now or hereafter permitted by the Delaware General Corporation Law. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Amended and Restated Bylaws and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     In addition, Article VII of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent now or hereafter permitted by Delaware law, the Registrant's directors will not be liable to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 8.   EXHIBITS.

     The following documents are filed as exhibits to this Registration
Statement:

EXHIBIT NO.         DESCRIPTION

     4.1            Rexene Corporation 1994 Long-Term Incentive Plan.

     5.1            Opinion of Thompson & Knight, A Professional Corporation.

     23.1 Consent of Thompson & Knight, A Professional Corporation (included in the opinion of Thompson & Knight, P.C. filed herewith as Exhibit 5.1).

     23.2 Consent of Price Waterhouse LLP, independent accountants, to incorporation of reports by reference.

     24.1 Power of Attorney (included on signature page of this Registration Statement).

Item 9.   UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 5th day of June, 1995.

                                             REXENE CORPORATION


                                        By   /S/ KEVIN W. MCALEER
                                             -------------------------------
                                             Kevin W. McAleer,
                                             Executive Vice President and
                                             Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Andrew J. Smith, Lavon N. Anderson and Kevin W. McAleer, and each of them (with full power to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                     TITLE                              DATE
- ---------                     -----                              ----


/S/ ARTHUR L. GOESCHEL        Chairman of the Board              June 5, 1995
- -------------------------
Arthur L. Goeschel



/S/ ANDREW J. SMITH           Chief Executive Officer            June 5, 1995
- -------------------------     and Director
Andrew J. Smith               (principal executive officer)

SIGNATURE                     TITLE                              DATE
- ---------                     -----                              ----


/S/ LAVON N. ANDERSON         President, Chief Operating Officer June 5, 1995
- -------------------------     and Director
Lavon N. Anderson



/S/ KEVIN W. MCALEER          Executive Vice President and       June 5, 1995
- -------------------------     Chief Financial Officer
Kevin W. McAleer              (principal accounting officer)




/S/ GEFF PERERA               Vice President and Controller      June 5, 1995
- -------------------------     (principal accounting officer)
Geff Perera



/S/ HARRY B. BARTLEY, JR.     Director                           June 5, 1995
- -------------------------
Harry B. Bartley, Jr.



/S/ R. JAMES COMEAUX          Director                           June 5, 1995
- -------------------------
R. James Comeaux



/S/ WILLIAM B. HEWITT         Director                           June 5, 1995
- -------------------------
William B. Hewitt



/S/ ILAN KAUFTHAL             Director                           June 5, 1995
- -------------------------
Ilan Kaufthal



/S/ CHARLES E. O'CONNELL      Director                           June 5, 1995
- -------------------------
Charles E. O'Connell



/S/ HEINN F. TOMFOHRDE, III   Director                           June 5, 1995
- ---------------------------
Heinn F. Tomfohrde, III

                                INDEX TO EXHIBITS


                                                                                          SEQUENTIALLY
     EXHIBIT                                                                                NUMBERED
     NUMBER                                  EXHIBIT                                          PAGE
     ------                                  -------                                          ----
       4.1          Rexene Corporation 1994 Long-Term Incentive Plan

       5.1          Opinion of Thompson & Knight, A Professional Corporation.

      23.1          Consent of Thompson & Knight, A Professional Corporation (included in the opinion of Thompson & Knight, P.C. filed herewith
                     as Exhibit 5.1).

      23.2 Consent of Price Waterhouse LLP, independent accountants, to incorporation of reports by reference.

      24.1 Power of Attorney (included on signature page of this Registration Statement.
